UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	LXRX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 31, 2023, Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), issued a press release (the “Launch Press Release”) announcing the launch of its underwritten public offering to offer and sell, subject to market and other conditions, shares of its common stock, par value $0.001 (the “Common Stock”) and its intention to sell shares of its Common Stock in a concurrent private placement to an affiliate of Invus, L.P., the Company’s largest stockholder. A copy of the Launch Press Release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events

On May 26, 2023 the U.S. Food and Drug Administration, (the “FDA”), approved INPEFA™ (sotagliflozin), the Company’s once-daily oral tablet to reduce the risk of cardiovascular death, hospitalization for heart failure and urgent heart failure visit in adults with heart failures or type 2 diabetes mellitus, chronic kidney disease, and other cardiovascular risk factors. The approval was supported by positive results from two Phase 3 clinical trials evaluating the effect of INPEFA on long-term outcomes related to cardiovascular death and heart failure in approximately 10,500 and 1,200 patients, respectively. The Company is now in the process of commercially launching INPEFA in the United States and expects it to be commercially available by the end of June 2023.

The Company intends for its sales field team to be focused on both high-volume treaters and the top heart failure institutions. The Company’s sales field team is sized to cover a total of approximately 22,000 targeted health care professionals, with a primary focus on a subset of approximately 8,000 health care professionals who are responsible for the greatest proportion of heart failure treatment decisions, and approximately 1,800 targeted heart failure institutions. Selection of these health care professionals was based on the volume of branded heart failure prescriptions and, for institutions, the number of heart failure discharges. To date, the Company’s sales field team has booked over 5,000 appointments with health care professionals or within institutions that will begin in June 2023.

The Company’s market access field team is focused on both national and regional commercial and Medicare payers, as well as institutional accounts. The Company’s corporate account directors are focused on generating access in the largest payers in the United States, including five group purchasing organizations, 15 federal government programs, 20 national pharmacy benefit managers and health plans and 64 key regional health plans, while its directors of strategic accounts are focused on generating access in 60 integrated delivery networks, or IDNs, and over 1,900 target-aligned hospitals.

The Company has focused its payer access efforts by prioritizing accounts based on the number of heart failure lives, and it has tailored those efforts by deploying unique engagement strategies for the messages it thinks will resonate most with each class of payer. The Company’s targeted Medicare, IDN and commercial business segments represent approximately 3,200,000, 1,900,000 and 1,300,000 heart failure lives, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Launch Press Release, dated May 31, 2023.

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: May 31, 2023	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel